                            AMENDMENT 1997-1 TO THE
                   CDNOW, INC. 1996 EQUITY COMPENSATION PLAN


CDNow, Inc. (the "Company") maintains the 1996 Equity Compensation Plan (the "Plan"), and the Company now wishes to amend the Plan.

Now, therefore, the Plan is amended as follows:

1    The first sentence of Section 3(a) is amended to read as follows:

          Subject to adjustment as specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 800,000 shares. Notwithstanding anything in the Plan to the contrary, after a Public Offering, the maximum aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares.

2    The amendment shall be effective as of July 15, 1997.

3    In all other respects, the Plan is hereby ratified and confirmed.



                                  CDNOW, INC.


                                  By: /s/ Jason Olim

                                  Date: July 15, 1997